Exhibit 99.1
[DELL LETTERHEAD]
July 28, 2008
Dear Former ESPP Participant:
          This letter and the accompanying document called a Form S-1 Prospectus contain important information.
          Dell Inc. is sending you these materials because you are a former participant in the Dell Inc. Employee Stock Purchase Plan (the “Plan”) and acquired shares of our common stock, par value $0.01 per share, through the Plan by payroll deductions during one or more of the quarterly periods ended March 31, 2006, June 30, 2006, September 30, 2006, and December 31, 2006 (the “Purchase Period”). We are offering to buy back shares at the original purchase price plus interest, or reimburse you for losses you may have incurred if you have sold such shares. This offer is called a “Rescission Offer.” We are making the Rescission Offer because we discovered that the number of shares sold exceeded the number of shares registered with the Securities and Exchange Commission (SEC) for sale to participants in the Plan.
          To help you further understand this offer, please review the Prospectus contained in this package. A Rescission Offer Election Form accompanies the enclosed Prospectus. We urge you to review the Prospectus carefully before deciding whether or not to execute and return the Rescission Offer Election Form.
          The Rescission Offer deadline is September 26, 2008. If you want to accept the Rescission Offer, your acceptance form (together with any other required documents) must be received and your shares returned in accordance with the instructions to the Rescission Offer Election Form on or before this deadline.
          We encourage you to read the entire Prospectus for complete information. If you have questions after reading this material, please call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877-[•], Monday through Friday between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central Time.
Regards,
Dell Inc.

Dear Former ESPP Participant:
This e-mail and the linked document called a Form S-1 Prospectus contain important information.
Dell Inc. is sending you these materials because you are a former participant in the Dell Inc. Employee Stock Purchase Plan (the “Plan”) and acquired shares of our common stock, par value $0.01 per share, through the Plan by payroll deductions during one or more of the four quarterly periods ended March 31, 2006, June 30, 2006, September 30, 2006, and December 31, 2006 (the “Purchase Period”). We are offering to buy back shares at the original purchase price plus interest, or reimburse you for losses you may have incurred if you have sold such shares. This offer is called a “Rescission Offer.” We are making the Rescission Offer because we discovered that the number of shares sold exceeded the number of shares registered with the Securities and Exchange Commission for sale to participants in the Plan.
To help you further understand this offer, please review the Prospectus located at {insert link}. A Rescission Offer Election Form will be mailed to you at your home address. If you have not received the Rescission Offer Election Form by August 11, 2008, please call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877— [•] to request a copy of the form. We urge you to review the Prospectus carefully before deciding whether or not to execute and return the Rescission Offer Election Form.
The Rescission Offer deadline is September 26, 2008. If you want to accept the Rescission Offer, your election form (together with any other required documents) must be received and your shares returned in accordance with the instructions to the Rescission Offer Election Form on or before this deadline.
We encourage you to read the entire Prospectus for complete information. If you have questions after reading this material, please call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877—[•], Monday through Friday between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central Time.

[DELL LETTERHEAD]
July 28, 2008
Dear Former ESPP Participant:
Enclosed please find the Rescission Offer Election Form relating to the Dell Inc. Employee Stock Purchase Plan Rescission Offer. You should have already received an e-mail containing a link to a Prospectus which sets forth detailed information regarding the Rescission Offer, and which can be viewed on the Dell intranet at {insert link}. We urge you to review the Prospectus carefully before deciding whether or not to execute and return the Rescission Offer Acceptance Form. If you do not have access to the Dell intranet, you may request a copy of the Prospectus by calling the Dell Inc. Rescission Offer Call Center at the phone number below.
If you have questions after reading the materials or wish to request a copy of the Prospectus, please call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877—[•] , Monday through Friday between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central Time.